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                                 AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                                               ARTICLES SUPPLEMENTARY


         AMERICAN CENTURY  QUANTITATIVE EQUITY FUNDS, INC., a Maryland  corporation whose principal Maryland office is located in Baltimore,  Maryland (the  "Corporation"),  hereby  certifies to the State  Department of Assessments and Taxation of Maryland that:

         FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and Article
SEVENTH of the Articles of  Incorporation  of the  Corporation,  the Board of Directors of the  Corporation has (i)
established a new series of shares titled  Disciplined  Growth Fund, (ii) established a new series of shares titled
Long-Short  Equity  Fund,  and  (iii)-increased  in some cases and  decreased in some cases the number of shares of capital stock of certain series that the  Corporation  has authority to issue in accordance  with Section  2-105(c)
of the Maryland General Corporation Law (the "Reallocation").

         THIRD:  Immediately  prior to the  Reallocation  the  Corporation had the authority to issue Three Billion
(3,000,000,000)  shares of capital stock.  Following the  Reallocation,  the Corporation has the authority to issue
Three Billion (3,000,000,000) shares of capital stock.

         FOURTH:  The par value of shares of the  Corporation's  capital  stock  before the  Reallocation  was, and after the Reallocation is, One Cent ($0.01) per share.

         FIFTH:  Immediately  prior to the  Reallocation,  the  aggregate par value of all shares of stock that the
Corporation  was  authorized  to issue  was  Thirty  Million  Dollars  ($30,000,000).  After  giving  effect to the
Reallocation,  the  aggregate  par value of all  shares of stock that the  Corporation  is  authorized  to issue is
Thirty Million Dollars ($30,000,000).

         SIXTH:  Immediately  prior to the  Reallocation,  the five (5) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

     Series                                          Number of Shares            Aggregate Par Value
     Global Gold Fund                                           510,000,000                  $ 5,100,000
     Income & Growth Fund                                     1,070,000,000                 $ 10,700,000
     Equity Growth Fund                                         620,000,000                  $ 6,200,000
     Utilities Fund                                              60,000,000                   $  600,000
     Small Company Fund                                         660,000,000                  $ 6,600,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SEVENTH:  Immediately  prior to the  Reallocation,  the number of shares  allocated  among the  Classes of shares (defined below in Article NINTH) and aggregate par value of each was as follows:




                                                                   Number of Shares
                                                                     as Allocated         Aggregate
     Series Name                             Class Name                                   Par Value
     Global Gold Fund                        Investor                    500,000,000          $5,000,000
                                             Advisor                      10,000,000             100,000
     Income & Growth Fund                    Investor                    500,000,000          $5,000,000
                                             Institutional                50,000,000             500,000
                                             Advisor                     500,000,000           5,000,000
                                             C                            10,000,000             100,000
                                             R                            10,000,000             100,000
     Equity Growth Fund                      Investor                    500,000,000          $5,000,000
                                             Institutional                50,000,000             500,000
                                             Advisor                      50,000,000             500,000
                                             C                            10,000,000             100,000
                                             R                            10,000,000             100,000
     Utilities Fund                          Investor                     50,000,000            $500,000
                                             Advisor                      10,000,000             100,000
     Small Company Fund                      Investor                    500,000,000          $5,000,000
                                             Institutional                50,000,000             500,000
                                             Advisor                     100,000,000           1,000,000
                                             R                            10,000,000             100,000


         EIGHTH:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation  of the  Corporation,  the Board of  Directors  of the  Corporation  has
allocated Three Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized capital stock of the Corporation among the seven (7) Series of stock of the Corporation as follows:

     Series                                         Number of Shares             Aggregate Par Value
     Global Gold Fund                                           310,000,000                  $ 3,100,000
     Income & Growth Fund                                       680,000,000              $     6,800,000
     Equity Growth Fund                                         420,000,000                  $ 4,200,000
     Utilities Fund                                             110,000,000                  $ 1,100,000
     Small Company Fund                                         810,000,000                  $ 8,100,000
     Disciplined Growth Fund                                    320,000,000                  $ 3,200,000
     Long-Short Equity Fund                                     350,000,000                  $ 3,500,000

         NINTH:  Pursuant to authority  expressly  vested in the Board of  Directors  by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation,  the Board of  Directors of the  Corporation  (a) has duly  established classes  of shares  (each  hereinafter  referred  to as a  "Class")  for each  Series of the  capital  stock of the
Corporation  and (b) has allocated  shares  designated to each Series in Article  EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of  Directors,  the Classes of shares of the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:



                                                                   Number of Shares
                                                                     as Allocated         Aggregate
     Series Name                             Class Name                                   Par Value
     Global Gold Fund                        Investor                    300,000,000          $3,000,000
                                             Advisor                      10,000,000             100,000
     Income & Growth Fund                    Investor                    400,000,000          $4,000,000
                                             Institutional                60,000,000             600,000
                                             Advisor                     200,000,000           2,000,000
                                             C                            10,000,000             100,000
                                             R                            10,000,000             100,000
     Equity Growth Fund                      Investor                    300,000,000          $3,000,000
                                             Institutional                50,000,000             500,000
                                             Advisor                      50,000,000             500,000
                                             C                            10,000,000             100,000
                                             R                            10,000,000             100,000
     Utilities Fund                          Investor                    100,000,000          $1,000,000
                                             Advisor                      10,000,000             100,000
     Small Company Fund                      Investor                    400,000,000          $4,000,000
                                             Institutional               200,000,000           2,000,000
                                             Advisor                     200,000,000           2,000,000
                                             R                            10,000,000             100,000
     Disciplined Growth Fund                 Investor                    200,000,000           2,000,000
                                             Institutional                50,000,000             500,000
                                             Advisor                      60,000,000             600,000
                                             R                            10,000,000             100,000
     Long-Short Equity Fund                  Investor                    200,000,000           2,000,000
                                             Institutional                50,000,000             500,000
                                             Advisor                      60,000,000             600,000
                                             R                            10,000,000             100,000
                                             A                            10,000,000             100,000
                                             B                            10,000,000             100,000
                                             C                            10,000,000             100,000

         TENTH:  Except as otherwise  provided by the express provisions of these Articles  Supplementary,  nothing herein shall limit,  by inference or  otherwise,  the  discretionary  right of the Board of Directors to serialize, classify or reclassify  and issue any unissued  shares of any Series or Class or any unissued  shares that have not been  allocated to a Series or Class,  and to fix or alter all terms  thereof,  to the full extent  provided by the
Articles of Incorporation of the Corporation.

         ELEVENTH:  A description of the Series and Classes of shares,  including the  preferences,  conversion and other rights, voting powers, restrictions,  limitations as to dividends,  qualifications,  and terms and conditions for  redemption  is set forth in the  Articles  of  Incorporation  of the  Corporation  and is not changed by these
Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH:  The Board of Directors of the  Corporation  duly adopted  resolutions  dividing  into Series and
Classes  the  authorized  capital  stock of the  Corporation  and  allocating  shares to each as set forth in these
Articles Supplementary.

         IN  WITNESS  WHEREOF,  AMERICAN  CENTURY  QUANTITATIVE  EQUITY  FUNDS,  INC.  has  caused  these  Articles
Supplementary  to be signed and  acknowledged  in its name and on its behalf by its Vice  President and attested to by its Assistant Secretary on this 29th day of August, 2005.

                                                     AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
ATTEST:


/s/ Otis H. Cowan III                                By:/s/ David H. Reinmiller
Name:  Otis H. Cowan III                           Name:  David H. Reinmiller
Title:    Assistant Secretary                               Title:    Vice President

         THE  UNDERSIGNED  Vice  President of AMERICAN  CENTURY  QUANTITATIVE  EQUITY FUNDS,  INC., who executed on behalf of said Corporation the foregoing Articles  Supplementary to the Charter,  of which this certificate is made a  part,  hereby  acknowledges,  in the  name  of  and on  behalf  of  said  Corporation,  the  foregoing  Articles
Supplementary to the Charter to be the corporate act of said  Corporation,  and further certifies that, to the best of his  knowledge,  information  and belief,  the matters and facts set forth  therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  August 29, 2005                     /s/ David H. Reinmiller
David H. Reinmiller, Vice President
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